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                                                                  EXHIBIT 99.4


                               FORM OF LETTER

                            POTLATCH CORPORATION

                              Offer to Exchange

     6.25% Notes due March 15, 2002, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 6.25% Notes due March 15, 2002


To Our Clients:

     Enclosed for your consideration is a Prospectus of Potlatch Corporation, a Delaware corporation ("Potlatch"), dated _____ __, 1999 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") the registered 6.25% Notes due March 15, 2002 of Potlatch (the "Exchange Notes") for any and all outstanding 6.25% Notes due March 15, 2002 of Potlatch (the "Original Notes") (CUSIP No. 737627AG12), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of Potlatch contained in the Registration Rights Agreement, dated as of March 15, 1999, between Potlatch and Salomon Smith Barney Inc. (as the Initial Purchaser).

     This material is being forwarded to you as the beneficial owner of the Original Notes carried by us in your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _________ __, 1999 (THE "EXPIRATION DATE") (30 CALENDAR DAYS FOLLOWING THE COMMENCEMENT OF THE EXCHANGE OFFER), UNLESS EXTENDED BY POTLATCH. ANY ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

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    Your attention is directed to the following:

    1.  The Exchange Offer is for any and all Original Notes.

    2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned the "Exchange Offer -- Conditions to the Exchange Offer."

    3. Any transfer taxes incident to the transfer of Original Notes from the holder to Potlatch will be paid by Potlatch, except as otherwise provided in the Instructions in the Letter of Transmittal.

    4. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by Potlatch.

        If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes.

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                Instructions with Respect to the Exchange Offer

     The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated _____ __, 1999, of Potlatch Corporation, a Delaware corporation, and the related specimen Letter of Transmittal.

     This will instruct you to tender the number of Original Notes indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1  [_]  Please tender my Original Notes held by you for my account. If I do not wish to tender all of the Original Notes held by you for my account, I have identified on a signed schedule attached hereto the number of Original Notes that I do not wish tendered.

Box 2  [_]  Please do not tender any Original Notes held by you for my account.


Date                   , 1999
    __________________                  ________________________________________
                                                    Signature(s)

                                        ________________________________________

                                        ________________________________________
                                               Please print name(s) here

                                        ________________________________________
                                                Area Code and Telephone No.


     UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL ORIGINAL NOTES.

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